UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2005

Cole Credit Property Trust II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	333-121094	20-1676382
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 East Camelback Road, Suite 400, Phoenix, Arizona		85016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(602) 778-8700

None
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2005, in connection with the acquisition of a 23,000 square foot single-tenant retail building on an approximately 3.18 acre site in Glendale, Arizona, (the "LZ Glendale Property"), Cole LZ Glendale AZ, LLC, a Delaware limited liability company (the "Acquisition Sub"), a wholly-owned subsidiary of Cole Operating Partnership II, LP ("COP II"), the operating partnership of Cole Credit Property Trust II, Inc. (the "Company"), obtained an approximately $4.6 million loan from Wachovia Bank National Association (the "Lender") by executing a promissory note (the "LZ Glendale Loan"). The LZ Glendale Loan, which is secured by the LZ Glendale Property, consists of an approximately $3.4 million fixed interest rate tranche (the "Fixed Rate Tranche") and an approximately $1.1 million variable interest rate tranche (the "Variable Rate Tranche"). The Fixed Rate Tranche has a fixed interest rate of 5.76% per annum with monthly interest-only payments and the outstanding principal and interest due on November 11, 2010 (the "Maturity Date"). The Variable Rate Tranche has a variable interest rate based on the one-month LIBOR rate plus 200 basis points with monthly interest-only payments and the outstanding principal and interest due on January 25, 2006. The LZ Glendale Loan is nonrecourse to the Acquisition Sub and COP II, but both are liable for customary non-recourse carveouts.

The LZ Glendale Loan may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from Lender’s election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of the LZ Glendale Loan. Notwithstanding the prepayment limitations, the Acquisition Sub may sell the LZ Glendale Property to a buyer that assumes the LZ Glendale Loan. The transfer shall be subject to the Lender’s approval of the proposed buyer and the payment of the Lender’s costs and expenses associated with the sale of the LZ Glendale Property.

In the event the LZ Glendale Loan is not paid off on the Maturity Date, the LZ Glendale Loan includes hyperamortization provisions. The Maturity Date, under the hyperamortization period, will be extended by twenty (20) years. During such period, Lender will apply 100% of the rents collected to (i) all payments due to Lender under the LZ Glendale Loan, including any payments to escrow or reserve accounts, (ii) any operating expenses of the LZ Glendale Property pursuant to an approved annual budget, (iii) any extraordinary expenses and, (iv) any accrued interest under the LZ Glendale Loan. Any remaining amount will be applied to the reduction of the principal balance of the LZ Glendale Loan, until paid in full. The interest rate during the hyperamortization period shall be the greater of (x) the fixed interest rate of 5.76% plus two percent (2.0%) or (y) the Treasury Constant Maturity Yield Index plus two percent (2.0%).

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 25, 2005, the Acquisition Sub acquired the LZ Glendale Property from E&R Bell Road, LLC ("E&R"), which is not affiliated with the Company, its subsidiaries or affiliates through a sale-leaseback transaction. The LZ Glendale Property was constructed in 2001. The area directly surrounding the property is shared by middle-income, single-family residential subdivisions with commercial development.

The purchase price of the LZ Glendale Property was approximately $5.7 million, exclusive of closing costs. The acquisition was funded by net proceeds from the Company’s ongoing public offering and an approximately $4.6 million loan secured by the LZ Glendale Property (see Item 1.01 for a description of the loan). In connection with the acquisition, the Company paid an affiliate of its advisor an acquisition fee of $113,831 and its advisor a finance coordination fee of $34,150.

Concurrent with the acquisition of the LZ Glendale Property on October 25, 2005, the Acquisition Sub entered into a new lease with EBCO, Inc. ("EBCO"), which is an affiliate of E&R, for 100% of the property. Under terms of the lease, the tenant is required to pay all operating expenses and capital expenditures in addition to base rent. The lease has an annual base rent of $419,750, or $18.25 per square foot, and is fixed through the first year of the lease term, with 2% yearly rental escalations through the remainder of the lease, which expires October 31, 2015. The tenant has three options to renew the lease, each for an additional five year term, beginning on November 1, 2015. The first renewal option has a 2% rental escalation for the entire five year term. The second and third renewal options both contain 10% rental escalations for each five year term respectively.

EBCO is a licensed La-Z-Boy franchise owner for Arizona and operates six La-Z-Boy furniture galleries, selling residential furniture manufactured by La-Z-Boy Incorporated.

An affiliate of the Company has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the LZ Glendale Property and will receive a property management fee of 2.0% of the monthly gross revenue from the property. The Company currently has no plans for any renovations, improvements or development of the LZ Glendale Property. The Company believes the LZ Glendale Property is adequately insured.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the LZ Glendale Property, the Company incurred indebtedness under the LZ Glendale Loan. The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed on or before January 6, 2006, by amendment to this Form 8-K, which date is within the period allowed to file such an amendment.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(c) Exhibits

99.1 Press release dated October 31, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cole Credit Property Trust II, Inc.

October 31, 2005	By:	/s/ Blair D. Koblenz

Name: Blair D. Koblenz
Title: Chief Financial Officer and Executive Vice President

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated October 31, 2005.